Exhibit 99.1

FOR IMMEDIATE RELEASE MONDAY, JUNE 27, 2011 Contact: Mark Fleming Director, Investor Relations & Communications 920-882-5646
W6316 Design Drive, Greenville, WI 54942 P.O. Box 1579, Appleton, WI 54912-1579

SCHOOL SPECIALTY ANNOUNCES PLANNED RETIREMENT OF
CEO DAVID VANDER ZANDEN

Greenville, WI, June 27, 2011—School Specialty (NASDAQ: SCHS) today announced that President and Chief Executive Officer David J. Vander Zanden has informed the company’s Board of Directors that he intends to retire following the completion of the company’s fiscal 2012, effective April 28, 2012.

Vander Zanden, 56, informed the Board in early 2010 that he was considering retirement sometime in the next two to three years.  In anticipation of that possibility, the Board has been purposely and thoughtfully working on a succession plan.  In February of 2011, the Board hired PDI Ninth House to begin assessing internal candidates for succession to the role of CEO.  The Board has also considered a simultaneous outside search to find a successor to Vander Zanden, and now that a date has been set for his retirement, the Board intends to hire a national search firm to assist in the process.  Both internal and external candidates will be considered.

“After much thought and reflection, I’ve decided to retire from a company that I truly admire for its talented associates, future potential and its essential mission of helping educators achieve success in the classroom,” said Vander Zanden.  “After 13 years with School Specialty, the time is right for me to move on to the next phase of my life.  My objective has been to help steer the company out of this deep recession and into a period of sustained growth, and by the time I retire 10 months from now, I’m optimistic that educational budgets will be much improved and School Specialty will be very well positioned to accelerate its growth and continue its development as a nationally recognized education leader.”

School Specialty Board Chairman Terry L. Lay said the Board is grateful that Mr. Vander Zanden will be available over the next 10 months to ensure a smooth transition to a new CEO, and that he has agreed to remain on the Board for an additional term after retirement.  “Our Board understands Dave’s decision to retire, and expects with his help we will enjoy an orderly succession process,” said Lay.   “Dave has led School Specialty through more than a decade of exceptional growth, effectively integrated more than 30 acquisitions over that time, and successfully repositioned the company as a national education leader offering a much broader range of education solutions, including advanced technology offerings and curriculum programs. We thank him for his service and look forward to his continuing leadership as we work to select his successor.”

Mr. Vander Zanden joined School Specialty in March 1998 as President and Chief Operating Officer, and has served as President and Chief Executive Officer the past nine years.  He has also served on the School Specialty Board of Directors since the company’s Initial Public Offering in 1998.

About School Specialty, Inc.

School Specialty is a leading education company that provides innovative and proprietary products, programs and services to help educators engage and inspire students of all ages and abilities to learn.  The company designs, develops, and provides preK-12 educators with the latest and very best curriculum, supplemental learning resources, and school supplies.  Working in collaboration with educators, School Specialty reaches beyond the scope of textbooks to help teachers, guidance counselors and school administrators ensure that every student reaches his or her full potential.

For more information about School Specialty, visit www.schoolspecialty.com.

Cautionary Statement Concerning Forward-Looking Information

Any statements made in this press release about future results of operations, expectations, plans or prospects, including but not limited to statements included under the heading “Outlook,” constitute forward-looking statements.  Forward-looking statements also include those preceded or followed by the words “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “should,” “plans,” “targets” and/or similar expressions.  These forward-looking statements are based on School Specialty’s current estimates and assumptions and, as such, involve uncertainty and risk.  Forward-looking statements are not guarantees of future performance, and actual results may differ materially from those contemplated by the forward-looking statements because of a number of factors, including the factors described in Item 1A of School Specialty’s Annual Report on Form 10-K for the fiscal year ended April 24, 2010, which factors are incorporated herein by reference.  Except to the extent required under the federal securities laws, School Specialty does not intend to update or revise the forward-looking statements.